Exhibit 99


Ameron International Corp. Announces Quarterly Dividend and Annual Meeting Date


     PASADENA, Calif.--(BUSINESS WIRE)--Jan. 12, 2006--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable February 21, 2006 to stockholders of record on January 26, 2006 and established February 7, 2006 as the record date in connection with its Annual Meeting of Stockholders which will be held on Wednesday, March 22, 2006.


     CONTACT: Ameron International Corporation
              James R. McLaughlin, 626-683-4000